                                                                   Exhibit 23.1


                         Independent Auditors' Consent


The Board of Directors
The Multicare Companies, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG Peat Marwick LLP


Philadelphia, Pennsylvania
March 2, 1998